Exhibit 10.8

KMART

Long Term Incentive Plan

1. Definitions: As used herein, the following definitions shall apply:

(a) “Award” shall mean the right to receive incentive compensation granted to a Participant under the Plan subject to attainment of one or more performance goals over a performance period prescribed by the Committee.

(b) “Committee” shall mean a committee consisting of two or more members of the Board of Directors of the Corporation, each of whom shall be an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations thereunder, as appointed by the Board of Directors of the Corporation to administer the Plan.

(c) “Corporation” shall mean KMART Holding Corporation, a Michigan corporation, or any successor thereof.

(d) “Participant” shall mean any individual designated by the Committee under Paragraph 6 for participation in the Plan who is or becomes a key employee of the Corporation or any Subsidiary.

(e) “Plan” shall mean this KMART Long Term Incentive Plan.

(f) “Subsidiary” shall mean any corporation, limited liability company, partnership or any other entity in which the Corporation owns, directly or indirectly, stock or other ownership interest therein possessing more than twenty-five percent (25%) of the combined voting power of all classes of stock or other ownership interest.

(g) “Pro rata” shall mean (i) the amount of the Award a Participant would have been entitled to had he remained employed by the Corporation or a Subsidiary through the end of the performance period applicable to the Award at the same salary and target bonus as in effect at the time of Participant’s employment termination, (ii) multiplied by a fraction (A) the numerator of which is the number of days from and including the effective date of the grant of the Award to and including the date of the Participant’s employment termination, and (B) the denominator of which is the number of days from and including the effective date of the grant of the Award to and including the last day of the performance period applicable to the Award.

2. Purpose of Plan: The purpose of the Plan is to provide key employees of the Corporation and its Subsidiaries with incentives to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Subsidiaries, to join the interests of key employees with the interests of the shareholders of the Corporation, to facilitate attracting and retaining key employees with exceptional abilities, and to create a distinct compensation advantage by offering key employees of the Corporation and its Subsidiaries the opportunity to earn above market compensation for causing excellent financial performance results of the Corporation and its Subsidiaries.

3. Administration: The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall determine, from those who are or become eligible to be Participants under the Plan, the persons or class of persons to be granted Awards, the amount or maximum amount of Awards to be granted to each such person or class of persons, and the other terms and conditions of any Awards. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Corporation, be final and conclusive. A majority of the Committee shall constitute a quorum, and the acts approved by a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

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4. Indemnification of Committee Members: In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board of Directors of the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be determined in such action, suit or proceeding that such Committee member has acted in bad faith; provided, however, that within sixty (60) days after receipt of notice of institution of any such action, suit or proceeding, a Committee member shall offer the Corporation in writing the opportunity, at its own cost, to handle and defend the same.

5. Qualified Performance-Based Compensation: Awards under the Plan are intended to constitute qualified performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder, and the provisions of the Plan shall be interpreted and administered to effectuate that intent. Moreover, the Committee may revise or modify the requirements of the Plan or the terms of Awards to the extent the Committee determines, in its discretion, that such revision or modification is necessary for such Awards to constitute qualified performance-based compensation.

6. Participants: The Committee shall determine and designate from time to time, in its discretion, those individuals who are or who become key employees of the Corporation or any Subsidiary to receive Awards who, in the judgment of the Committee, are or will become responsible for the direction and financial success of the Corporation or any Subsidiary. Subject to the provisions of the Plan, the Committee may authorize in advance the grant of Awards to individuals or classes of individuals who are not at the time of Committee authorization, but who subsequently become, key employees of the Corporation or any Subsidiary; provided, however, that (i) for all purposes of the Plan, the date of grant of any Award made to an individual pursuant to such authorization shall be no earlier than the date on which such individual becomes a key employee of the Corporation or any Subsidiary, and (ii) such authorization shall prescribe the principal terms or range of terms of the Awards that may be made to such individuals or classes of individuals including, without limitation, the maximum amount payable under such Awards.

7. Written Agreement: Each Award granted under the Plan shall be evidenced by a written agreement between the Corporation and the Participant which shall contain such provisions as may be approved by the Committee. Such agreements shall constitute binding contracts between the Corporation and the Participant, and every Participant, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of such agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Committee, provided that such additional provisions and restrictions do not violate the terms of the Plan.

8. Business Criteria: The performance goal applicable to an Award to a Participant shall be based upon one or more of the following business criteria: free cash flow, cash flow return on investment, stock price, market share, expense management, sales, revenues, earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, return on equity, total stockholder return, net income, working capital turnover, inventory or receivable turnover, store closings or openings, and/or margins of the Corporation, a Subsidiary or a division or unit thereof. The specific targets and other details of a performance goal shall be established by the Committee in its discretion. A performance goal must, however, be objective so that a third party with knowledge of the relevant facts could determine whether the goal has been attained.

9. Preestablished Performance Goals: The performance goal applicable to an Award to a Participant shall be established by the Committee in writing no later than the earlier of (i) ninety (90) days after commencement of the period of service to which the performance goal relates, or (ii) expiration of the first twenty-five percent (25%) of such period of service. Notwithstanding the preceding sentence, however, there must be substantial uncertainty whether a performance goal will be attained at the time it is established by the Committee.

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10. Objective Compensation Formula: A performance goal established by the Committee must prescribe an objective formula or standard, that could be applied by a third party having knowledge of the relevant performance results, to compute the amount payable to a Participant under an Award if the goal is attained. The terms of an objective formula or standard must preclude discretion to increase the amount payable that would otherwise be due to a Participant under an Award upon attainment of a performance goal, although the Committee may exercise negative discretion to reduce or eliminate the amount otherwise due upon attainment of a performance goal, provided that the exercise of such discretion with respect to one Participant does not result in an increase in the amount payable to another Participant. The Committee may prescribe a formula or standard under which the amount payable to a Participant under an Award upon attainment of the applicable performance goal is based, in whole or in part, on a percentage of salary, base pay and/or target bonus even though the dollar amount of the salary, base pay and/or target bonus is not fixed at the time the performance goal is established, provided, however, that the maximum dollar amount payable to any Participant under an Award containing such a formula or standard may not exceed $25 million in any one fiscal year of the Corporation.

11. Payment of Award: Unless otherwise determined by the Committee, if the Plan is meeting its goals at the time an employee leaves for death, disability, retirement and termination without cause, payment of an Award shall be made on a Pro rata basis when other employees become eligible for payment under the Plan.

12.	Form of Payment:

The amount payable to a Participant under an Award shall be paid in cash, provided, however, subject to the provisions of this Paragraph 12, a Participant may elect to receive all or a portion of the payment in the form of stock of the Corporation having a value equal to the amount otherwise payable to the Participant in cash on the date the cash payment otherwise would be made to the Participant. Any shares of stock of the Corporation transferred to a Participant in payment of all or a portion of an Award shall consist of previously outstanding shares that have been reacquired by the Corporation. Notwithstanding the foregoing, no fractional shares shall be transferred to a Participant and, prior to the transfer of shares to a Participant, no Participant shall have any of the rights of a shareholder of the Corporation in respect of shares that are or could be issued under an Award until the actual issuance of the shares to a Participant and, prior to such issuance, no adjustments shall be made for dividends, distributions or other rights in respect of such shares. Moreover, any shares issued to a Participant in payment of an Award shall be subject to the restrictions and provisions of Paragraph 15 of the Plan, as well as any additional restrictions or provisions determined by the Committee in its discretion. In addition, the Corporation may decline to honor a Participant’s election to receive payment of an Award in stock under circumstances where it would be unlawful for the Corporation to acquire its own stock to honor such election.

13. Transfer of Awards: Unless otherwise determined by the Committee, an Award or rights therein granted to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant at any time before actual payment is made to the Participant under the Award.

14. Termination of Employment: Except as otherwise determined by the Committee or as provided in Paragraph 11, (i) as a condition to participation in the Plan, each Participant shall remain in the continuous employ of the Corporation or a Subsidiary for the entire performance period applicable to an Award, and (ii) if a Participant does not remain in the continuous employ of the Corporation or a Subsidiary for the entire performance period for any reason whatsoever, all rights of the Participant under the Plan shall terminate and have no further force or effect and the Participant shall not be eligible for or in any way entitled to any amount pursuant to an Award granted under this Plan.

15. Investment purpose: If the Committee, in its discretion, determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of stock hereunder and as a condition to the Corporation’s obligation to deliver certificates representing such shares, to execute and deliver to the Corporation a written statement in form satisfactory to the Committee, representing and warranting that the Participant’s acquisition of shares of stock shall be for such person’s own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as

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amended (the “Securities Act”), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant under the Plan.

16. Rights to Continued Employment: Nothing contained in the Plan or in any Award granted pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment by the Corporation or a Subsidiary nor interfere in any way with the right of the Corporation or a Subsidiary to terminate such person’s employment at any time with or without cause.

17. Withholding Payments: If, upon the payment under an Award, or upon any other event or transaction under or relating to the Plan, there shall be payable by the Corporation or a Subsidiary any amount for income or employment tax withholding, in the Committee’s discretion, either the Corporation shall appropriately reduce the amount of cash to be paid to the Participant or the Participant shall pay such amount to the Corporation or Subsidiary to enable it to pay or to reimburse it for paying such income or employment tax withholding. The Corporation or any of its Subsidiaries shall also have the right to withhold the amount of such taxes from any other sums or property due or to become due from the Corporation or any of its Subsidiaries to the Participant upon such terms and conditions as the Committee shall prescribe. The Committee may make such other arrangements with respect to income or employment tax withholding as it shall determine.

18. Unfunded Status of Awards: The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments which at any time are not yet made to a Participant pursuant to an Award granted under the Plan, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation.

19. Governing Law: The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Michigan without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

20. Effectiveness of Plan: The Plan shall be effective on the date the Board of Directors of the Corporation adopts the Plan, provided that the shareholders of the Corporation approve the Plan. Awards may be granted prior to shareholder approval of the Plan, but each such Award shall be subject to shareholder approval of the Plan. Without limitation, no payment may be made under an Award until after such shareholder approval is obtained. Re-approval of the Plan by the shareholders of the Corporation shall be sought on or before the first meeting of the shareholders of the Corporation that occurs in the fifth year following the year in which the shareholders initially approve or subsequently re-approve the Plan, if the Committee determines that such shareholder re-approval of the Plan is necessary to permit Awards made after such date to qualify as qualified performance-based compensation under Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder.

21. Termination, Duration and Amendments of Plan: The Plan may be abandoned or terminated at any time by the Board of Directors of the Corporation, provided that the termination of the Plan shall not affect the validity of any Award outstanding on the date of termination. For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors of the Corporation shall have the right, without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revision shall (i) with respect to the Plan, increase the maximum amount which may be paid during any fiscal year to any one Participant pursuant to Awards granted to such Participant pursuant to the Plan, change the persons or class of persons eligible to be Participants under the Plan, or establish additional and different business criteria on which performance goals are based, without approval or ratification of the shareholders of the Corporation; or (ii) with respect to an Award previously granted under the Plan, except as otherwise specifically provided in the Plan, alter or impair any such Award without the consent of the holder thereof.

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